Exhibit 4.2

Form of Rights Certificate

Certificate No. R-	Rights

NOT EXERCISABLE AFTER SEPTEMBER 1, 2016 OR EARLIER IF NOTICE OF REDEMPTION OR EXCHANGE IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION OR EXCHANGE, AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

Rights Certificate

HANESBRANDS INC.

This certifies that                                         , or its registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of September 1, 2006 (the “Rights Agreement”) between Hanesbrands Inc., a Maryland corporation (the “Company”), and Computershare Investor Services, LLC (the “Rights Agent”), unless notice of redemption or exchange shall have been previously given by the Company, to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. New York, New York time) on September 1, 2016, at the principal corporate trust office of the Rights Agent, or at the office of its successor as Rights Agent, one one-thousandth of a fully paid nonassessable share of the Junior Participating Preferred Stock, Series A, $0.01 par value, of the Company (the “Preferred Stock”), at a purchase price (the “Purchase Price”) of $75.00 per one one-thousandth share, upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase duly executed. The Purchase Price may be paid in cash or by certified bank check or bank draft payable to the order of the Company.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Capitalized terms used but not defined in this Rights Certificate that are defined in the Rights Agreement shall have the same meanings ascribed to them in the Rights Agreement. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned office of the Rights Agent.

As provided in the Rights Agreement, the Purchase Price and the number of shares of Preferred Stock or other securities, cash or other property which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

If the Rights evidenced by this Rights Certificate are or were formerly beneficially owned on or after the earlier of the Distribution Date and the Trigger Date by (i) an Acquiring Person or an Associate or Affiliate of such Acquiring Person, (ii) a direct or indirect transferee of an Acquiring Person (or of any Associate or Affiliate of an Acquiring Person) who becomes a transferee after the Acquiring Person becomes such, or (iii) a direct or indirect transferee of an Acquiring Person (or of an Associate or Affiliate of such Acquiring Person) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a direct or indirect transfer (whether or not for consideration) from the Acquiring Person (or from an Associate or Affiliate of such Acquiring Person) to holders of equity interests in such Acquiring Person (or to holders of equity interests in any Associate or Affiliate of such Acquiring Person) or to any Person with whom the Acquiring Person (or an Associate or Affiliate of such Acquiring Person) has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a direct or indirect transfer which a majority of the Board of Directors of the Company determines is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of Section 7(e) of the Rights Agreement, such Rights shall, immediately upon the occurrence of a Triggering Event and without any further action, be null and void and no holder of such Rights shall have any rights whatsoever with respect to such Rights whether under the Rights Agreement or otherwise, provided, however, that, in the case of transferees under clause (ii) or clause (iii) above, any Rights beneficially owned by such transferee shall be null and void only if and to the extent such Rights were formerly beneficially owned by a Person who was, at the time such Person beneficially owned such Rights, or who later became, an Acquiring Person or an Affiliate or Associate of such Acquiring Person.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal corporate trust office of the Rights Agent, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred Stock or other property as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (a) may be redeemed by the Board of Directors of the Company at its option at a redemption price of $0.001 per Right, subject to adjustment, payable, at the election of the Company, in cash or shares (including fractional shares) of Common Stock or such other consideration as the Board of Directors of the Company may determine, at any time prior to the earlier of (i) the Stock Acquisition Date and (ii) the Expiration Date, or (b) may be exchanged by the Board of Directors of the Company, at its option, in whole or in part, for shares of the Company’s Common Stock on a one-for-one basis, at any time after the Stock Acquisition Date and prior to (i) any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becoming the Beneficial Owner of 50% or more of the Common Stock then outstanding and (ii) the occurrence of a Business Combination.

No fractional shares of Preferred Stock (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the

Company, be evidenced by depository receipts) are required to be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof the Company may elect to (i) evidence fractional shares by depositary receipts, (ii) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or in bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share, or (iii) make a cash payment, as provided in the Rights Agreement.

No holder of this Rights Certificate, as such, shall be entitled to vote or to receive dividends on, or shall be deemed for any purpose the holder of, Preferred Stock or any other securities, cash or property which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or this Certificate be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company, including, without limitation, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or to institute, as a holder of Preferred Stock or other securities issuable on the exercise of the Rights represented by this Certificate, any derivative action on behalf of the Company, or otherwise, until and only to the extent the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

* * * * *

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of                  ,         .

HANESBRANDS INC.

By:
Title

Countersigned:

COMPUTERSHARE INVESTOR SERVICES, LLC

By:
Authorized Officer

[Form of Reverse Side of Rights Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED the undersigned ___________________________________________________________________
hereby sells, assigns and transfers unto ____________________________________________________________________________
___________________________________________________________________________________________________________________________________

(Please print name and address of transferee)

                     Rights evidenced by this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                          with a power of Attorney to transfer the said Rights and a Rights Certificate evidencing such Rights on the books of                     , with full power of substitution.

A new Rights Certificate evidencing the remaining balance, if any, of such Rights not hereby sold, assigned and transferred shall be mailed to and registered in the name of the undersigned unless such person requests that such Rights Certificate be registered in the name of and mailed to (complete only if a Rights Certificate evidencing any remaining balance of Rights is to be registered in a name other than the undersigned):

Please insert Social Security or

other identifying number of transferee:

(Please print name and address)

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1) this Rights Certificate or any Rights evidenced hereby ☐ are ☐ are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement);

(2) after due inquiry and to the best knowledge of the undersigned, the undersigned ☐ did ☐ did not acquire any of the Rights evidenced by this Rights Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: __________________________________________	__________________________________________ Signature

Signature Guaranteed:

Signatures must be guaranteed by an eligible guarantor institution with membership in a recognized signature guarantee medallion program as approved by the Securities Transfer Association.

NOTICE

The signature on the foregoing Form of Assignment must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an assignment or other transfer of this Rights Certificate or any Rights evidenced hereby, will affix a legend to that effect on any Rights Certificate issued in whole or partial exchange for this Rights Certificate.

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise

the Rights represented by this Rights Certificate)

To: Hanesbrands Inc.

The undersigned hereby irrevocably elects to exercise                                          Rights represented by this Rights Certificate to purchase the shares of Preferred Stock or other securities, cash or other property issuable upon the exercise of such Rights and requests that certificates for such shares or other securities be issued in the name of, and such cash or other property be paid to:

Please insert social security

or other identifying number:

(Please print name and address)

A new Rights Certificate evidencing the remaining balance, if any, of such Rights not hereby exercised shall be mailed to and registered in the name of the undersigned unless such person requests that such Rights Certificate be registered in the name of and mailed to (complete only if Rights Certificate evidencing any remaining balance of Rights is to be registered in a name other than the undersigned):

Please insert social security

or other identifying number:

(Please print name and address)

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Rights Certificate ☐ are ☐ are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement);

(2) after due inquiry and to the best knowledge of the undersigned, the undersigned ☐ did ☐ did not acquire the Rights evidenced by this Rights Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: __________________________________________	__________________________________________ Signature

Signature Guaranteed:

Signatures must be guaranteed by an eligible guarantor institution with membership in a recognized signature guarantee medallion program as approved by the Securities Transfer Association.

NOTICE

The signature on the foregoing Form of Election to Purchase must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Election to Purchase is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an assignment or other transfer of this Rights Certificate or any Rights evidenced hereby, will affix a legend to that effect on any Rights Certificate issued in whole or partial exchange for this Rights Certificate.